Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350 as
Adopted Pursuant to Section 906 of the Sarbanes – Oxley Act of 2002

In connection with the Annual Report on Form 10-K of BSD Medical Corporation (the “Company”) for the fiscal year ended August 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Harold R. Wolcott, President (Principal Executive Officer) of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes – Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:       November 14, 2011

By:           /s/ Harold R. Wolcott
Harold R. Wolcott
President
(Principal Executive Officer)